Exhibit 10.2

                               AMENDMENT TO LEASE

      THIS AMENDMENT TO LEASE (this "Amendment") is made and entered into as of the 4th day of June, 2001, by and between BROOKHAVEN (NASHUA), LLC, a Delaware limited liability company, successor in interest to K/B Opportunity Fund I, L.P. (the "Landlord") and CRITICAL CARE SYSTEMS, INC., a Delaware corporation (the "Tenant").

                                    RECITALS

      A. Tenant and K/B Opportunity Fund I, L.P. entered into a Lease Agreement effective as of August 4, 1996, for certain premises consisting of approximately 4,574 rentable square feet located on the fifth (5th) floor of the Building commonly known as Suite 501 (the "Initial Premises"), at 61 Spit Brook Road, Nashua, New Hampshire 03060 (said lease herein the "Lease");

      B. Landlord and Tenant desire to amend the Lease on the terms stated herein in order to reflect the addition of those certain premises consisting of approximately 3,008 rentable square feet located on the fifth (5th) floor of the Building as shown on Exhibit A attached hereto and incorporated herein commonly known as Suite 502 (the "Expansion Premises", the Initial Premises and the Expansion Premises being collectively referred to as the "Premises").

                                    AGREEMENT

      NOW, THEREFORE, for the consideration provided for below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease, effective as of the date hereof, as follows:

1) Unless otherwise defined herein, all terms with initial capital letters shall have the same meaning ascribed to such terms in the Lease.

2) Except as otherwise stated in this Amendment, the lease of the Expansion Premises shall be on the same terms and conditions as are provided for the Initial Premises in the Lease.

3) The "Amendment Commencement Date" shall mean the earlier to occur of the date on which the (a) Tenant Improvements (as hereinafter defined) to be constructed within the Expansion Premises are substantially complete and
      (b) Tenant is permitted occupancy of the Expansion Premises. For the purposes of this paragraph, the phrase "substantially complete" shall mean the date of delivery of a final Certificate of Occupancy (or equivalent) from the appropriate governmental entity. For the purposes of this paragraph, the phrase "permitted occupancy" shall mean the date on which the (1) Tenant has received Landlord's written permission to enter and occupy the Expansion Premises and (2) Tenant Improvements within the Expansion Premises have been constructed in accordance with all applicable governmental requirements, in Landlord's reasonable discretion.

4) The following terms provided for in Section 1 are hereafter amended as follows:

      Landlord's Name and Type of Entity:   Brookhaven (Nashua), LLC, a Delaware
                                            limited liability company

      Landlord's Address for Notices:       Brookhaven (Nashua), LLC
                                            c/o Lend Lease Real Estate
                                            Investments, Inc.
                                            101 Arch Street
                                            Boston, Massachusetts 02110
                                            Attention: Trisha Segedy

      Landlord's Payment Address:           Bank of America
                                            Lend Lease AAF
                                            Brookhaven (NASHUA), LLC
                                            P.O. Box 100702
                                            Atlanta, Georgia 30384-0702

5) From and after the Amendment Commencement Date, Section 2(b) of the Lease is amended to state as follows:

      (b)   Premises:                The Premises consists of the Initial
                                     Premises as outlined on Exhibit B attached to the Lease and the Expansion Premises as outlined on Exhibit A attached to this Amendment.

6) From and after the Amendment Commencement Date, Section 2(d) of the Lease is amended to state as follows:

      (d)   Tenant's Rentable
            Square Feet:             Approximately 7,582 rentable square feet of
                                     floor area.

7)    Section 2(e) is hereafter amended to state as follows:

      (e)   Total Rentable Square
            Feet in the Building     58,719 rentable square feet of office area.

8) From and after the Amendment Commencement Date, Section 2(t) of the Lease is amended to state as follows:

      (f)   Tenant's Proportionate   12.91%, which is the percentage obtained by
            Share:                   dividing (i) Tenant's Rentable Square Feet
                                     by (ii) the total Rentable Square Feet in the Building.


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

9) From and after the Amendment Commencement Date, Section 2(j) of the Lease is amended to state as follows:

      (j)   Base Rent:

      Rate Per Rentable              Monthly
      Lease Years                    Square Foot of Premises         Installment
      -----------                    -----------------------         -----------

      Amendment
      Commencement Date
      -8/4/2001                      $21.00 (Expansion Premises)     $11,156.84
                                     (Existing Premises based on
                                     terms of Lease)

      8/5/2001-5/31/2003             $21.00                          $13,268.50

      6/1/2003-5/31/2004             $23.50                          $14,848.08

      6/1/2004-5th Anniversary       $26.00                          $16,427.67
      of the Amendment
      Commencement Date

10)   Section 2(m) is hereafter amended to state as follows:

      (m)   Security Deposit: $15,000.00

11) From and after the Amendment Commencement Date, Section 2(n) of the Lease is amended to state as follows:

      (n)   Base Year:               Calendar Year 2000 (i.e., January 1,
                                     2000-December 31, 2000), except that
                                     Property Taxes shall be based upon Fiscal
                                     Year 2000 (i.e. April 1, 2000 - March 31,
                                     2001).

12)   Section 2(p) is hereafter amended to state as follows:

      (p)   Property Management
            Company/Address:         Cushman & Wakefield of Massachusetts
                                     125 Summer Street, Suite 1500
                                     Boston, Massachusetts 02110

13) From and after the Amendment Commencement Date, Section 2(q) of the Lease is amended to state as follows:

      (q)   Landlord's Broker:       Cushman & Wakefield of Massachusetts
                                     125 Summer Street, Suite 1500
                                     Boston, Massachusetts 02110


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

14) From and after the Amendment Commencement Date, Section 2(t) of the Lease is amended to state as follows:

      (t)   Tenant's Electricity
            Share 58.02%, which is the percentage obtained by dividing (A) Tenant's Rentable Square Feet in the Premises by (B) the total rentable square feet of floor area on the fifth floor of the Building,

15) The following shall be included as Station 7 of the Lease and the phrase "INTENTIONALLY DELETED" shall be deleted from the Lease:

      Tenant shall pay Landlord the sum of Fifteen Thousand and 00/100 Dollars ($15,000.00) (hereinafter referred to as "Security Deposit") as evidence of good faith on the part of Tenant in the fulfillment of the terms of this Lease, which shall be hold by the Landlord during the Term of this Lease, or any renewal thereof. Under no circumstances will Tenant be entitled to any interest on the Security Deposit. The Security Deposit may be used by Landlord, at is discretion, to apply to any amount owing to Landlord hereunder, or to pay the expenses of repairing any damage to the Premises, except natural wear and tear occurring from normal use of the Premises, which exists on the day Tenant vacates the Premises, but this right shall not be construed to limit Landlord's right to recover additional sums from Tenant for damages to the Premises. Within sixty (60) days of the expiration or earlier termination of this Lease, Landlord shall provide Tenant with an accounting of the use of such Security Deposit. If there are no payments to be made from the Security Deposit as set out is this paragraph, or if there is any balance of the Security Deposit remaining after all payments have been made, the Security Deposit, or such balance hereof remaining, will be refunded to the Tenant within thirty (30) days after fulfillment by Tenant of all obligations hereunder. In no event shall Tenant be entitled to apply the Security Deposit to Base Rent or any Additional Rent due hereunder. In the event of an act of bankruptcy by or insolvency of Tenant, or the appointment of a receiver for Tenant or a general assignment for the benefit of Tenant's creditors, then the Security Deposit shall be deemed immediately assigned to Landlord. The right to retain the Security Deposit shall be in addition and not alternative to Landlord's other remedies under this Lease or as may be provided by law and shall not be affected by summary proceedings or other proceedings to recover possession of the Premises. Upon sale or conveyance of the Building, Landlord may transfer or assign the Security Deposit to any new owner of the Premises, and upon such transfer all liability of Landlord for the Security Deposit shall terminate, except for a claim of liability for which Landlord has received written notice prior to such transfer. Landlord shall be entitled to commingle the Security Deposit with its other finds.

16)   Paragraph 5A is hereby deleted in its entirety.

17) Landlord shall provide Tenant with a construction allowance of up to Thirty Thousand Dollars ($30,000.00) for the actual, documented costs of improvements to the Premises by Tenant, provided the plans and specifications for such Tenant improvements have been pre-approved in writing by Landlord (the "Tenant Improvements") (which approval


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

      shall not be unreasonably withheld with respect to non-structural improvements) ("Tenant Allowance"); provided, however, the Tenant Allowance shall not be used toward the cost of installing telephones, data wiring, internet, intranet, any related wires or amenities, or any fixtures. The Tenant Allowance shall be payable directly to Tenant within thirty (30) days after Landlord's receipt of a Tenant approved invoice along with such other documentation as Landlord may reasonably require including, without limitation, lien waivers with respect to all work and payments up to and including the date of the invoice for which payment reimbursement is being requested. In addition, within thirty days after completion of the Tenant Improvements, Tenant shall deliver to Landlord
      (i) an Architect's Certificate of Completion for the Tenant Improvements (to the extent reasonably required based an the nature and scope of the work, and otherwise such documentation as is reasonably acceptable to Landlord to verify that the work has been completed), (ii) final lien waivers from all contractors and material suppliers, (iii) a certificate of occupancy or comparable document evidencing that governmental approval has been obtained for the completed Tenant Improvements, and (iv) such other documentation as Landlord may reasonably require.

18) Brokers. Tenant represents and warrants to Landlord that Tenant has not dealt with any brokers other than Cushman and Wakefield of New Hampshire, Inc., who represents the Landlord (the "Broker"). Landlord shall pay the Broker a commission pursuant to a separate agreement. Tenant shall indemnify, defend and hold Landlord harmless from any claims, loss, cost or damage which Landlord may incur as a result of the breach of Tenant's representation and warranty contained herein.

19) Term. The Term of the Lease is extended until 5:00 P.M. on the fifth (5th) anniversary of the Amendment Commencement Date.

20) The Premises shall comply with the heating and cooling temperature ranges as set forth in the ASHRAE standards in effect as of the date of this Amendment for buildings of the type and quality as the Building in the jurisdiction of the Building.

21) Except as modified hereby, the terms, conditions and provisions of the Lease shall be and remain in full force and affect and as hereby modified, the Lease is ratified and confirmed.

                         [signatures on following page]

      IN WITNESS WHEREOF, Landlord and Tenant each have caused this Amendment to be executed as of the date and year first above written.

                                       LANDLORD:

                                       BROOKHAVEN (NASHUA), LLC, a
                                       Delaware limited liability company

                                       By: Lend Lease Real Estate Investments,
                                       Inc., a Delaware corporation, its manager

                                       By: /s/ Patricia Segedy
                                           -------------------------------------
                                           Name:  Patricia Segedy
                                                  ------------------------------
                                           Title: Vice President
                                                  ------------------------------

                                       TENANT:

                                       CRITICAL CARE SYSTEMS, INC., a Delaware
                                       corporation

                                       By: /s/ Paul F. McConnell
                                           -------------------------------------
                                           Name:  Paul F. McConnell
                                                  ------------------------------
                                           Title: President
                                                  ------------------------------


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

                                    EXHIBIT A

                               Expansion Premises

                     [Floor Plan of Additional Leased Space]

                   DECLARATION OF AMENDMENT COMMENCEMENT DATE

RE: Lease dated August 4, 1996, as amended on June 4, 2001, (the "Lease") by and between Brookhaven Nashua LLC ("Landlord") as landlord and Critical Care Systems, Inc. ("Tenant") as tenant with respect to certain space in the building known as Executive Tower and 61 Spit Brook Road, Nashua, NH 03060 (the "Building").

The undersigned, being the Landlord and Tenant under the above-captioned Lease and acting pursuant to the provisions of Section 3 of the Amendment to Lease, do hereby acknowledge and agree that the Amendment Commencement Date shall be deemed to be June 25, 2001. Accordingly, the Amendment Term shall expire on June 24, 2006, unless sooner terminated pursuant to the terms and provisions of the Lease.

LANDLORD:                                           TENANT:

Brookhaven Nashua, LLC                    Critical Care Systems, Inc.

By: /s/ Tricia Segedy                     By: /s/ Paul F. McConnell
    --------------------------------          ----------------------------------
Name: Tricia Segedy                       Name: Paul F. McConnell
      ------------------------------            --------------------------------
Its:  Investment Manager                  Its:  President
      ------------------------------            --------------------------------


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